Douglas Emmett

Earnings Results & Operating Information

Fourth Quarter 2014

Executive Summary

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal markets of Southern California and Hawaii, with a total portfolio that includes 15.3 million square feet of Class A office properties and 3,336 apartment units.

•
Overview: The recovery of our markets continues to strengthen, driven by improving employment numbers and strong demand from diverse industries. Unemployment in West Los Angeles has dropped from about 8% two years ago to about 6% today. With the strengthening economy, the greater Los Angeles office market posted its best net absorption since 2005, with West LA accounting for over 42% of the total. In particular, technology and media growth is accelerating, especially as technology companies expand in Los Angeles to take advantage of the nexus of technology and media. We are seeing tenant demand not only from tech and media firms, but also from the related growth of their service providers.

•
Financial Results: Compared to the prior year quarter, our Funds From Operations (FFO) increased by 6.0% to $68.1 million and our Adjusted Funds From Operations (AFFO) increased by 4.1% to $53.6 million, our GAAP net income attributable to common stockholders increased by 23.2% to $10.9 million and our same property cash NOI increased by 0.9%. For the full year, our FFO per diluted share increased by 3.4% to $1.54, our AFFO per diluted share increased by 2.5% to $1.21, and our GAAP net income per common share decreased by 3.1% to $0.31.

•
Office Fundamentals: During the fourth quarter, we leased 595,032 square feet of office space. Excluding the acquisition that we made during the quarter, our total office portfolio remained leased at 92.5% while our occupancy increased by 93 basis points to 90.6%. With our office rents increasing, straight line rents on leases signed during the quarter were 6.2% higher than the rent on the same space under the expiring lease.

•	Multifamily Fundamentals: Our multifamily portfolio was fully leased, with average asking rents 6.6% higher than in the fourth quarter of 2013.

•
Debt: Our net consolidated debt to enterprise value was 40% at December 31, 2014, and we have no material debt maturities in 2015. Nevertheless, to extend our maturities and take advantage of the current interest rate environment, during 2015 we expect to (i) refinance $100 million of residential loans due in 2016 and 2017, (ii) refinance a $400 million loan due in 2017 and (iii) obtain permanent financing for our recent and announced acquisitions.

•	Acquisitions:

◦	On October 16, 2014, we purchased a 216,000 square foot Class "A" multi-tenant office property adjacent to Beverly Hills for $74.5 million, or approximately $348 per square foot.

◦	On December 30, 2014, we purchased a 468 unit multifamily property in Honolulu for $146.0 million, or approximately $312,000 per unit.

◦
On January 5, 2015, we agreed to purchase a 224,000 square foot Class “A” multi-tenant office property in Encino for $89.0 million, or approximately $397 per square foot. Subject to typical closing conditions, the purchase is scheduled to close in the first quarter of 2015.

•
Dividends: We have increased our quarterly cash dividend to $0.21 per common share, or $0.84 per common share on an annualized basis.  Our strong 64.3% AFFO payout ratio gives us ample liquidity as well as room for additional dividend growth.

•	Guidance: We are providing 2015 full year guidance of $1.57 to $1.63 per diluted share for FFO and $1.20 to $1.26 per diluted share for AFFO. For details, please see page 23.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Forward Looking Statements
This Fourth Quarter 2014 Earnings Results and Operating Information supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

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Company Overview

Corporate Data
as of December 31, 2014

Office Portfolio	Consolidated	Total Portfolio(1)
Number of office properties	53	61
Square feet (in thousands)	13,489	15,313
Leased rate(2)	92.0%	92.5%
Occupancy rate(2)	90.2%	90.5%

Multifamily Portfolio		Consolidated
Number of multifamily properties		10
Number of multifamily units		3,336
Multifamily leased rate		99.3%

Market Capitalization (in thousands, except price per share)
Closing price per share of common stock (NYSE:DEI)	$28.40
Shares of common stock outstanding	144,869
Fully diluted shares outstanding	177,254
Equity capitalization(3)	$5,034,015
Net debt(4)	$3,416,467
Total enterprise value	$8,450,482
Net debt/total enterprise value	40%

_______________________________________________

(1)	Our total portfolio includes two unconsolidated institutional real estate funds in which we own significant equity interests.

(2)
These statistics include the impact of a property which we acquired during the quarter with significant vacancy. Excluding the impact of that acquisition, the leased rate for our total office portfolio was 92.5% and the occupied rate was 90.6%.

(3)	Equity capitalization represents our fully diluted shares multiplied by the closing price of our stock on December 31, 2014.

(4)	Net debt represents our consolidated debt, net of our cash and cash equivalents. Net debt excludes the debt of our unconsolidated real estate funds.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Company Overview

Property Map
as of December 31, 2014

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Company Overview

Board of Directors and Executive Officers
as of December 31, 2014

OUR BOARD OF DIRECTORS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board – Douglas Emmett, Inc.
Jordan L. Kaplan	Chief Executive Officer and President – Douglas Emmett, Inc.
Kenneth M. Panzer	Chief Operating Officer – Douglas Emmett, Inc.
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer – PinnacleCare
Dr. David T. Feinberg	Chief Executive Officer – University of California, Los Angeles (UCLA) Hospital System, Associate Vice Chancellor – UCLA Health Sciences
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer – Macerich Company
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

OUR EXECUTIVE OFFICERS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Theodore E. Guth	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(in thousands)

	December 31, 2014	December 31, 2013
	(unaudited)	(audited)
Assets
Investment in real estate:
Land	$900,813	$867,284
Buildings and improvements	5,590,118	5,386,446
Tenant improvements and lease intangibles	666,672	759,003
Investment in real estate, gross	7,157,603	7,012,733
Less: accumulated depreciation and amortization	(1,531,157)	(1,495,819)
Investment in real estate, net	5,626,446	5,516,914

Cash and cash equivalents	18,823	44,206
Tenant receivables, net	2,143	1,760
Deferred rent receivables, net	74,997	69,662
Acquired lease intangible assets, net	3,527	3,744
Investment in unconsolidated real estate funds	171,390	182,896
Other assets	57,270	28,607
Total assets	$5,954,596	$5,847,789

Liabilities
Secured notes payable and revolving credit facility	$3,435,290	$3,241,140
Interest payable, accounts payable and deferred revenue	54,364	52,763
Security deposits	37,450	35,470
Acquired lease intangible liabilities, net	45,959	59,543
Interest rate contracts	37,386	63,144
Dividends payable	30,423	28,521
Total liabilities	3,640,872	3,480,581

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,449	1,426
Additional paid-in capital	2,678,798	2,653,905
Accumulated other comprehensive income (loss)	(30,089)	(50,554)
Accumulated deficit	(706,700)	(634,380)
Total Douglas Emmett, Inc. stockholders' equity	1,943,458	1,970,397
Noncontrolling interests	370,266	396,811
Total equity	2,313,724	2,367,208
Total liabilities and equity	$5,954,596	$5,847,789

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Operating Results
(unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
				(audited)
Revenues:
Office rental:
Rental revenues	$100,182	$98,464	$396,524	$394,739
Tenant recoveries	10,741	10,974	44,461	45,144
Parking and other income	19,890	18,738	78,437	74,717
Total office revenues	130,813	128,176	519,422	514,600

Multifamily rental:
Rental revenues	18,842	18,063	74,289	71,209
Parking and other income	1,436	1,437	5,828	5,727
Total multifamily revenues	20,278	19,500	80,117	76,936

Total revenues	151,091	147,676	599,539	591,536

Operating Expenses:
Office expenses	45,520	44,427	181,177	174,952
Multifamily expenses	5,174	4,820	20,664	19,928
General and administrative	7,151	5,890	27,332	26,614
Depreciation and amortization	51,263	49,823	202,512	191,351
Total operating expenses	109,108	104,960	431,685	412,845

Operating income	41,983	42,716	167,854	178,691

Other income	5,033	2,237	17,675	6,402
Other expenses	(1,981)	(1,422)	(7,095)	(4,199)
Income (loss), including depreciation, from unconsolidated real estate funds	988	(237)	3,713	3,098
Interest expense	(32,619)	(32,716)	(128,507)	(130,548)
Acquisition-related expenses	(606)	(74)	(786)	(607)
Net income	12,798	10,504	52,854	52,837
Less: Net income attributable to noncontrolling interests	(1,905)	(1,661)	(8,233)	(7,526)
Net income attributable to common stockholders	$10,893	$8,843	$44,621	$45,311

Net income per common share – basic	$0.08	$0.06	$0.31	$0.32
Net income per common share – diluted	$0.07	$0.06	$0.30	$0.31

Weighted average shares of common stock outstanding - basic	144,823	142,603	144,013	142,556
Weighted average shares of common stock outstanding - diluted	176,436	174,600	176,221	174,802

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Funds From Operations & Adjusted Funds From Operations
(unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Funds From Operations (FFO)
Net income attributable to common stockholders	$10,893	$8,843	$44,621	$45,311
Depreciation and amortization of real estate assets	51,263	49,823	202,512	191,351
Net income attributable to noncontrolling interests	1,905	1,661	8,233	7,526
Adjustments attributable to consolidated joint venture and investment in unconsolidated real estate funds(1)	4,008	3,873	15,670	15,894
FFO	$68,069	$64,200	$271,036	$260,082

Adjusted Funds From Operations (AFFO)
FFO	$68,069	$64,200	$271,036	$260,082
Straight-line rent	(1,958)	(1,753)	(5,335)	(6,470)
Net accretion of acquired above and below market leases	(5,578)	(3,723)	(16,084)	(15,693)
Amortization of interest rate contracts and deferred loan costs	1,070	1,263	4,147	4,302
Recurring capital expenditures, tenant improvements and leasing commissions	(14,436)	(10,693)	(53,224)	(43,862)
Non-cash compensation expense	6,780	2,509	13,722	10,005
Adjustments attributable to consolidated joint venture and investment in unconsolidated real estate funds(1)	(324)	(293)	(729)	(2,218)
AFFO	$53,623	$51,510	$213,533	$206,146

Weighted average share equivalents outstanding - diluted	176,436	174,600	176,221	174,802
FFO per share- diluted	$0.39	$0.37	$1.54	$1.49
AFFO per share- diluted	$0.30	$0.30	$1.21	$1.18
Dividends per share	$0.21	$0.20	$0.81	$0.74
AFFO payout ratio	64.27%	60.03%	64.53%	60.00%
____________________________________________________

(1)
Adjusts for (i) the portion of each listed adjustment item that is attributed to the noncontrolling interest in our consolidated joint venture and (ii) the effect of each listed adjustment item on our share of the results of our unconsolidated Funds.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Same Property(1) Statistical & Financial Data
(unaudited and in thousands, except statistics)

	As of December 31,
	2014	2013
Same Property Office Statistics
Number of properties	49	49
Rentable square feet (in thousands)	12,777	12,775
Ending % leased	91.9%	92.3%
Ending % occupied	90.1%	90.7%
Quarterly average % occupied	89.7%	90.5%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Ending % leased(2)	99.4%	99.5%

	Three Months Ended December 31,		% Favorable
	2014	2013	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$124,911	$124,263	0.5%
Total office expenses	(43,025)	(42,550)	(1.1)%
Office NOI	81,886	81,713	0.2%

Total multifamily revenues	20,222	19,500	3.7%
Total multifamily expenses	(5,157)	(4,820)	(7.0)%
Multifamily NOI	15,065	14,680	2.6%

Same Property NOI - GAAP basis	$96,951	$96,393	0.6%

Same Property Net Operating Income - Cash Basis
Total office revenues	$121,173	$120,293	0.7%
Total office expenses	(43,033)	(42,596)	(1.0)%
Office NOI	78,140	77,697	0.6%

Total multifamily revenues	19,384	18,660	3.9%
Total multifamily expenses	(5,157)	(4,820)	(7.0)%
Multifamily NOI	14,227	13,840	2.8%

Same Property NOI - cash basis	$92,367	$91,537	0.9%

____________________________________________________

(1)
Our same property statistics and NOI for 2014 include all of our consolidated properties other than (i) a 225,000 square foot office property in Beverly Hills that we acquired in May 2013, (ii) a 191,000 square foot office property in Encino that we acquired in August 2013, (iii) a 216,000 square foot office property adjacent to Beverly Hills that we acquired in October 2014, (iv) a 468 unit multifamily property in Honolulu that we acquired in December 2014, and (v) a 79,000 square foot office property in Honolulu (a joint venture in which we own a two thirds interest) which is undergoing a repositioning.

(2)
In calculating the percentage of units leased, we removed from the numerator and denominator 4 units at one property in Honolulu which were temporarily unoccupied as a result of fire damage. The lost rent from those units is being recovered by insurance.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Financial Results

Reconciliation of Same Property NOI to GAAP Net Income
(unaudited and in thousands)

	Three Months Ended December 31,
	2014	2013

Same property office revenues - cash basis	$121,173	$120,293
GAAP adjustments per definition of NOI - cash basis	3,738	3,970
Same property office revenues - GAAP basis	124,911	124,263

Same property office expenses - cash basis	(43,033)	(42,596)
GAAP adjustments per definition of NOI - cash basis	8	46
Same property office expenses - GAAP basis	(43,025)	(42,550)

Office NOI - GAAP basis	81,886	81,713

Same property multifamily revenues - cash basis	19,384	18,660
GAAP adjustments per definition of NOI - cash basis	838	840
Same property multifamily revenues - GAAP basis	20,222	19,500

Same property multifamily expenses - cash basis	(5,157)	(4,820)
GAAP adjustments per definition of NOI - cash basis	—	—
Same property multifamily expenses - GAAP basis	(5,157)	(4,820)

Multifamily NOI - GAAP basis	15,065	14,680

Total same property NOI - GAAP basis	96,951	96,393
Non-comparable office revenues	5,902	3,913
Non-comparable office expenses	(2,495)	(1,877)
Non-comparable multifamily revenues	56	—
Non-comparable multifamily expenses	(17)	—
Total NOI - GAAP basis	100,397	98,429
General and administrative	(7,151)	(5,890)
Depreciation and amortization	(51,263)	(49,823)
Operating income	41,983	42,716
Other income	5,033	2,237
Other expense	(1,981)	(1,422)
Income (loss), including depreciation, from unconsolidated real estate funds	988	(237)
Interest expense	(32,619)	(32,716)
Acquisition-related expenses	(606)	(74)
Net income	12,798	10,504
Less: Net income attributable to noncontrolling interests	(1,905)	(1,661)
Net income attributable to common stockholders	$10,893	$8,843

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Financial Results

Operating Results of Unconsolidated Real Estate Funds(1)
(unaudited and in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Summary Income Statement of Unconsolidated Real Estate Funds(2)	2014	2013	2014	2013

Office revenues	$16,958	$16,349	$66,234	$63,976
Office expenses	(6,902)	(8,282)	(27,221)	(27,321)
NOI	10,056	8,067	39,013	36,655
General and administrative	(101)	(107)	(262)	(331)
Depreciation and amortization	(6,845)	(6,606)	(27,014)	(26,173)
Operating income	3,110	1,354	11,737	10,151
Other income	—	—	114	—
Interest expense	(2,916)	(2,931)	(11,597)	(10,980)
Net income (loss)	$194	$(1,577)	$254	$(829)

FFO of Unconsolidated Real Estate Funds(2)

Net income (loss)	$194	$(1,577)	$254	$(829)
Add back: depreciation and amortization	6,845	6,606	27,014	26,173
FFO	$7,039	$5,029	$27,268	$25,344

Our Share of the Unconsolidated Real Estate Funds FFO

Our share of the unconsolidated real estate funds' net income (loss)	$177	$(982)	$476	$(19)
Add back: our share of the funds' depreciation and amortization	3,987	3,856	15,697	15,189
Equity allocation and basis difference	811	745	3,237	3,117
Our share of the unconsolidated real estate funds' FFO	$4,975	$3,619	$19,410	$18,287
__________________________________________________

(1)
We manage and own significant equity interests in two unconsolidated institutional real estate Funds, which own a combined eight Class A office properties, totaling 1.8 million square feet, in our submarkets.  Our ownership interest entitles us to a pro rata share of any distributions based on our ownership (a weighted average of approximately 60% at December 31, 2014 based on square footage), additional distributions based on the total invested capital and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing our unconsolidated Funds’ properties.

(2)	These amounts represent 100% (not our pro-rata share) of the amounts related to the Funds on a combined basis.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Debt Balances
(as of December 31, 2014, unaudited and in thousands)

Description	Maturity Date		Principal Balance		Effective Annual Rate (2)		Swap Maturity Date

Term Debt(1)
	12/24/2015		$20,000		LIBOR + 1.45%		--
	3/1/2016		16,140	(3)	LIBOR + 1.60%		--
	3/1/2016		82,000		LIBOR + 0.62%		--
	6/1/2017		18,000		LIBOR + 0.62%		--
	10/2/2017		400,000		4.45%		7/1/2015
	4/2/2018		510,000		4.12%		4/1/2016
	8/1/2018		530,000		3.74%		8/1/2016
	8/5/2018		355,000	(4)	4.14%		--
	2/1/2019		155,000	(5)	4.00%		--
	6/5/2019		285,000	(6)	3.85%		--
	10/1/2019		145,000		LIBOR + 1.25%		--
	3/1/2020	(8)	349,070		4.46%	(7)	--
	11/2/2020		388,080		3.65%		11/1/2017
Total Term Debt(1)			$3,253,290
Revolving credit facility(9)	12/11/2017		182,000		LIBOR + 1.40%		--
Total Debt			$3,435,290
_________________________________________________________________________

(1)
As of December 31, 2014, (i) the weighted average remaining life of our outstanding term debt (excluding our revolving credit line) was 3.9 years; (ii) of the $2.97 billion of term debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 4.0 years, the weighted average remaining period during which interest was fixed was 2.4 years, and the weighted average annual interest rate was 4.05%; and (iii) including the non-cash amortization of interest rate contracts and prepaid financing, the effective weighted average interest rate was 4.15%. Except as otherwise noted, each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity.

(2)	Includes the effect of interest rate contracts and excludes amortization of prepaid financing, all shown on an actual/360-day basis.

(3)	The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.

(4)	Interest-only until February 2016, with principal amortization thereafter based upon a 30-year amortization schedule.

(5)	Interest-only until February 2015, with principal amortization thereafter based upon a 30-year amortization schedule.

(6)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization schedule.

(7)	Interest rate is fixed until March 1, 2018, and is floating thereafter, with principal amortization commencing after May 2016 based upon a 30-year amortization schedule.

(8)	We have two one-year extension options to extend the maturity as late as March 1, 2020, subject to meeting certain conditions.

(9)	$300.0 million revolving credit facility secured by 3 separate collateral pools consisting of a total of 6 properties. Unused commitment fees range from 0.15% to 0.20%.
Unconsolidated Debt Balances
(as of December 31, 2014, unaudited and in thousands)

Maturity Date	Principal Balance	Our Share of Principal		Effective Annual Rate(1)	Swap Maturity Date

4/1/2016	$52,040	$12,622	(2)	5.67%	—
5/1/2018	325,000	222,980	(3)	2.35%	5/1/2017
	$377,040	$235,602
_________________________________________________________________________

(1)	Includes the effect of interest rate contracts and excludes amortization of prepaid financing, all shown on an actual/360-day basis.

(2)	Loan to one of our unconsolidated Funds secured by one property. The loan requires monthly payments of principal and interest.

(3)	Loan to one of our unconsolidated Funds secured by six properties. The loan requires monthly payments of interest only, with outstanding principal due upon maturity.
NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Total Office Portfolio Summary
as of December 31, 2014

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket

Beverly Hills	9	1,860,656	12.1%	7,741,422	21.2%
Brentwood	14	1,700,975	11.1	3,356,126	50.7
Burbank	1	420,949	2.7	6,733,458	6.3
Century City	3	916,952	6.0	10,064,599	9.1
Honolulu	4	1,716,709	11.2	5,088,599	33.7
Olympic Corridor	5	1,098,074	7.2	3,014,329	36.4
Santa Monica	8	972,957	6.4	8,709,282	11.2
Sherman Oaks/Encino	12	3,372,131	22.0	6,171,530	54.6
Warner Center/Woodland Hills	3	2,856,441	18.7	7,203,647	39.7
Westwood	2	396,808	2.6	4,443,398	8.9
Total	61	15,312,652	100.0%	62,526,390	24.1%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Total Office Portfolio Percentage Leased and In-Place Rents
as of December 31, 2014
Office Annualized Rent by Submarket

Submarket	Percentage Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot

Beverly Hills	97.6%	$71,814,590	$40.94	$3.41
Brentwood	93.5	57,808,560	37.02	3.08
Burbank	100.0	15,991,862	37.99	3.17
Century City	97.2	34,352,716	38.80	3.23
Honolulu(3)	88.7	49,833,814	34.00	2.83
Olympic Corridor	95.5	30,503,639	30.50	2.54
Santa Monica(4)	99.4	51,295,940	54.69	4.56
Sherman Oaks/Encino	93.1	96,952,150	31.80	2.65
Warner Center/Woodland Hills	83.8	61,986,061	27.66	2.31
Westwood	94.9	13,403,008	35.89	2.99
Total / Weighted Average	92.5	$483,942,340	35.35	2.95

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended December 31, 2014				$0.04
For the twelve months ended December 31, 2014				$0.20

_______________________________________________________________

(1)	Includes 299,553 square feet with respect to signed leases not yet commenced.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced).

(3)	Includes $2,754,954 of annualized rent attributable to a health club that we operate.

(4)	Includes $1,432,927 of annualized rent attributable to our corporate headquarters.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Total Office Portfolio Tenant Diversification
as of December 31, 2014

Percentage of Annualized Office Rent by Lease Size

Leases < 20,000 sqft
66.9%
(2,498 leases averaging
3,700 sqft)
Leases > 20,000 sqft
25.7%
(103 leases averaging
35,000 sqft)
Time Warner,
4.4%
William Morris
Endeavor
1.9%
Macerich
1.1%

Individual tenants paying more than 1% of aggregate Annualized Rent(1):

Tenant	Number of Leases	Number of Properties	Lease Expiration(2)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(3)	3	3	2017-2023	580,812	3.8%	$21,513,884	4.4%
William Morris Endeavor(4)	1	1	2027	181,215	1.2	9,067,624	1.9
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,940,295	1.1
Total	5	5		852,859	5.6%	$35,521,803	7.4%

(1) Based on minimum base rent in leases expiring after December 31, 2014.
(2) Expiration dates are per leases. For tenants with multiple leases, the range shown reflects all leases other than storage and similar leases.

(3) Includes a 150,000 square foot lease expiring in April 2016 (the existing subtenant has leased 101,000 square feet of this space commencing on expiration of the current lease and continuing until July 2023), a 10,000 square foot lease expiring in December 2017, and a 421,000 square foot lease expiring in September 2019 with an option to terminate the lease in September 2016.

(4) Tenant has an option to terminate this lease in December 2022.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Total Office Portfolio Lease Distribution
as of December 31, 2014

Square Feet Under Lease	Number of Leases	Leases as a Percent of Total	Rentable Square Feet		Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total

2,500 or less	1,335	51.2%	1,844,445		12.0%	$64,645,500	13.4%
2,501-10,000	956	36.7	4,582,430		29.9	156,819,070	32.4
10,001-20,000	208	8.0	2,833,310		18.5	102,842,052	21.2
20,001-40,000	80	3.1	2,091,842		13.7	72,158,756	14.9
40,001-100,000	22	0.8	1,331,340		8.7	50,753,977	10.5
Greater than 100,000	5	0.2	1,005,941		6.6	36,722,985	7.6
Subtotal	2,606	100.0%	13,689,308	(1)	89.4%	483,942,340	100.0%
Signed leases not commenced			299,553		2.0
Available			1,148,295		7.5
Building Management Use			113,820		0.7
BOMA Adjustment(2)			61,676		0.4
Total	2,606	100.0%	15,312,652		100.0%	$483,942,340	100.0%

(1) Average tenant size is approximately 5,300 square feet. Median tenant size is approximately 2,400 square feet.
(2) Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Total Office Portfolio Industry Diversification
as of December 31, 2014

Percentage of Annualized Office Rent by Tenant Industry

Financial Services, 13.8%
Real Estate, 9.3%
Health Services, 8.6%
Accounting & Consulting, 8.5%
Retail, 6.7%
Insurance, 5.9%
Technology, 4.7%
Advertising, 2.6%
Public Administration, 2.4%
Educational Services, 1.8%
Other, 2.7%
Legal, 18.9%
Entertainment, 14.1%

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	517	18.9%
Entertainment	185	14.1
Financial Services	331	13.8
Real Estate	203	9.3
Health Services	348	8.6
Accounting & Consulting	314	8.5
Retail	186	6.7
Insurance	119	5.9
Technology	122	4.7
Advertising	74	2.6
Public Administration	79	2.4
Educational Services	29	1.8
Other	99	2.7
Total	2,606	100.0%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Total Office Portfolio Lease Expirations
as of December 31, 2014

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at December 31, 2014	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	57	209,662	1.4%	$6,224,797	1.3%	$29.69	$30.10
2015	443	1,438,177	9.4	48,469,169	10.0	33.70	34.11
2016	526	2,088,148	13.6	72,763,925	15.0	34.85	36.23
2017	508	2,216,236	14.5	74,031,812	15.3	33.40	35.71
2018	349	1,729,145	11.3	65,506,660	13.5	37.88	41.11
2019	268	1,707,763	11.1	59,488,861	12.3	34.83	38.90
2020	183	1,390,939	9.1	48,880,255	10.1	35.14	40.04
2021	100	860,343	5.6	31,467,278	6.5	36.58	42.72
2022	55	482,419	3.1	17,253,861	3.6	35.77	41.84
2023	47	668,708	4.4	21,678,722	4.5	32.42	41.29
2024	43	298,629	2.0	11,317,797	2.3	37.90	47.08
Thereafter	27	599,139	3.9	26,859,203	5.6	44.83	61.99
Subtotal/Weighted Average	2,606	13,689,308	89.4	483,942,340	100.0	35.35	39.38
Signed leases not commenced		299,553	2.0
Available		1,148,295	7.5
Building Management Use		113,820	0.7
BOMA Adjustment(3)		61,676	0.4
Total/Weighted Average	2,606	15,312,652	100.0%	$483,942,340	100.0%	35.35	39.38

___________________________________________________

(1)	Represents annualized rent at December 31, 2014 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Total Office Portfolio Quarterly Lease Expirations - Next Four Quarters
as of December 31, 2014

	Q1 2015	Q2 2015	Q3 2015	Q4 2015

Expiring SF(1)	255,892	415,506	262,304	504,475
Percentage of Portfolio	1.9%	3.0%	1.9%	3.7%
Expiring Rent per SF(2)	$32.99	$34.32	$34.46	$34.33

Detailed Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, these numbers should be extrapolated with caution.
		Q1 2015	Q2 2015	Q3 2015	Q4 2015

Beverly Hills	Expiring SF(1)	760	32,447	16,250	75,919
	Expiring Rent per SF(2)	$37.26	$44.93	$38.57	$39.20

Brentwood	Expiring SF(1)	17,413	31,562	19,829	50,009
	Expiring Rent per SF(2)	$37.17	$35.91	$36.53	$36.04

Century City	Expiring SF(1)	17,323	35,617	33,087	27,403
	Expiring Rent per SF(2)	$36.52	$36.42	$39.07	$35.11

Honolulu	Expiring SF(1)	49,713	46,067	13,731	77,485
	Expiring Rent per SF(2)	$33.42	$33.10	$33.85	$32.31

Olympic Corridor	Expiring SF(1)	32,775	36,911	40,125	33,047
	Expiring Rent per SF(2)	$31.63	$32.30	$32.14	$30.22

Santa Monica	Expiring SF(1)	4,925	48,225	14,915	20,877
	Expiring Rent per SF(2)	$54.57	$40.16	$55.10	$43.68

Sherman Oaks/Encino	Expiring SF(1)	53,777	80,367	74,964	96,708
	Expiring Rent per SF(2)	$32.76	$31.05	$30.11	$31.88

Warner Center/Woodland Hills	Expiring SF(1)	76,753	92,015	40,382	72,798
	Expiring Rent per SF(2)	$30.23	$30.33	$29.75	$27.69

Westwood	Expiring SF(1)	2,453	12,295	9,021	50,229
	Expiring Rent per SF(2)	$34.25	$35.23	$40.05	$41.06

_________________________________________________________________

(1)
Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of December 31, 2014, other than 209,662 square feet of short-term leases. The variations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, although it is also impacted by the varying terms and square footage of the individual leases involved.

(2)	Includes the impact of rent escalations over the entire term of the expiring lease, and thus is not directly comparable to asking rents.
NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Total Office Portfolio Leasing Activity
for the three months ended December 31, 2014

		Rentable Square feet	Percentage

Net Absorption During Quarter		1,050	0.01%

Office Leases Signed During Quarter	Number of leases	Rentable square feet	Weighted Average Lease Term (months)

New leases	76	218,373	68
Renewal leases	75	376,659	68
All leases	151	595,032	68

Change in Rental Rates for Office Leases Executed during the Quarter(1)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases executed during the quarter	$37.58	$39.39	N/A
Prior leases for same space	$35.42	$37.10	$39.95
Percentage change	6.1%	6.2%	(5.9)%	(2)

Average Office Lease Transaction Costs (Per Square Foot)(3)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during quarter	$39.51	$6.96
Renewal leases signed during quarter	$24.63	$4.37
All leases signed during quarter	$30.09	$5.33

________________________________________________________________

(1)
Represents the average initial stabilized cash rents and straight-line on new and renewal leases executed during the quarter compared to the prior lease on the same space, excluding short term leases and new leases on space which had not been leased for at least a year.

(2)	The percentage change represents the difference in the starting cash rent on leases executed during the quarter compared to the expiring cash rent on the prior leases for the same space.

(3)	Represents weighted average tenant improvements and leasing commissions.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Multifamily Portfolio Summary
as of December 31, 2014
Multifamily Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	28%
Honolulu	3	1,566	47
Santa Monica	2	820	25
Total	10	3,336	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood(1)	99.6%	$26,604,828	$2,344
Honolulu(1)	99.6	31,963,632	1,712
Santa Monica(2)	98.5	25,022,472	2,581
Total / Weighted Average	99.3%	$83,590,932	2,105

Recurring Multifamily Capital Expenditures per Unit

For the three months ended December 31, 2014	$113

For the twelve months ended December 31, 2014	$466

________________________________________________________________

(1)
In calculating the percentage of units leased, we removed from the numerator and denominator 4 units at one property in Honolulu which were temporarily unoccupied as a result of fire damage. Lost rent from those units is being covered by insurance.

(2)	Excludes 10,013 square feet of ancillary retail space generating annualized rent of $310,921.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Portfolio Data

Multifamily Development Projects
Rendering of our Moanalua Hillside Apartments, Honolulu Hawaii development, including new entry and common area facilities, new 8 story buildings and re-skinned existing 4 and 6 story buildings.

We are currently working on two multi-family development projects located on sites that we already own:

Moanalua Hillside Apartments, Honolulu, Hawaii
Projected Units	Estimated Cost (1)	Anticipated Completion of Construction
500	$120M	2016/2017
Our Moanalua Hillside apartments currently include 696 apartment units located on 28 acres near downtown Honolulu and key military bases. We are adding 500 new units, upgrading the existing apartment buildings, improving the parking and landscaping, building a new leasing and management office and building a new recreation building with a fitness facility and a new pool and deck area.

The Landmark, Brentwood, California
Projected Units	Estimated Cost(1)	Anticipated Start of Construction	Anticipated Construction Period
376	$100M - $120M	late 2015/early 2016	18-24 months
The Landmark would be the first new residential high-rise development west of the 405 freeway in almost 40 years, offering stunning oceans views and luxury amenities. Present plans call for a 34 story, 376 unit tower located on a site currently housing a supermarket. However, the process in Los Angeles often results in significant changes in development plans and/or significant unanticipated delays.

_________________________________________

(1)
Estimated cost does not include the costs of the land, which in each case was previously purchased in connection with the current use. In the case of The Landmark, the cost of the existing underground parking garage is also not included.

NOTES:

(1)	All figures are only estimates, as development in our markets is long and complex and subject to inherent uncertainties.

(2)	Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Guidance

2015 OUTLOOK

Metric	2015 Guidance
Funds From Operations (FFO)	$1.57 to $1.63 per share
Adjusted Funds From Operations (AFFO)	$1.20 to $1.26 per share

Metric	Commentary	Assumption Range
Average Office Occupancy	Calculated by averaging the occupancy rates for each quarter in the year, which is determined by averaging the last day of the quarter with the last day of the prior quarter.	90% to 91%
Residential Leased Rate	We manage our apartment portfolio to be fully leased as a result of supply constraints and rent control in our markets.	Essentially Fully Leased
Same Property Cash NOI(1)	Includes fees from early lease terminations and prior year CAM reconciliations.	Year over Year Increase of 1% to 2%
Core Same Property Cash NOI(1)	Excludes fees from early lease terminations and prior year CAM reconciliations.	Year over Year Increase of 2% to 3%
Revenue From Above/Below Market Leases	Assumes that FFO will be lowered by about $.02 per share as a result of the continuing decline of non-cash Revenues From Above/Below Market Leases.	$11 to $13.5 Million
Straight-Line Revenue	Assumes that non-cash Straight-Line Revenues will be essentially the same as in 2014.	$4 to $6 Million
G&A	We expect to maintain G&A at approximately 5% of revenue.	$27 to $30 Million
Interest Expense
Assumes that FFO will be lowered by about $.06 per share as a result of increased Interest Expense from early refinancings. During 2015, we plan to take advantage of favorable long term interest rates by (i) refinancing $100 million of existing residential loans due in 2016 and 2017, (ii) refinancing an existing $400 million loan due in 2017 and (iii) obtaining permanent financing for our recent and announced acquisitions to pay off our floating rate credit line.
$137 to $141 Million
Weighted Average Diluted Shares	Range based on variations in average stock price; does not assume any new stock offerings.	177 to 178 Million
Other Income (net)
Assumes that Other Income (net) will decline to a normalized run rate after the first quarter. We expect to acquire the fee interest under one of our Honolulu office buildings in the first quarter, which will accelerate $6.6 million of FAS 141 into Other Income that quarter.

Acquisitions/ Dispositions	Does not include any impact (including related costs) from acquisitions or dispositions that have not been announced.

(1)
Our same properties for 2015 include all of our consolidated properties other than (i) a 216,000 square foot office property we acquired in October 2014, (ii) a 468 unit multifamily property in Honolulu we acquired in December 2014, (iii) a 413,000 square foot office property which included a 35,000 square foot store on which we expect to develop a residential tower, (iv) a 224,000 square foot office property we expect to acquire during the first quarter of 2015 and (v) a 79,000 square foot office property in Honolulu (a joint venture in which we own a two thirds interest) which is undergoing a repositioning.

Except as disclosed, our guidance does not include the impact from possible future property acquisitions or dispositions, including acquisition and disposition costs, other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.
 NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; amortization/accretion of loan premiums/discounts; amortization of interest rate contracts and deferred loan costs; non-cash compensation expense; and adjustments attributable to consolidated joint ventures and investments in unconsolidated real estate funds, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing commissions. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO is not intended to represent cash flow, but may provide an additional perspective on our operating results and our ability to fund cash needs and pay dividends.  As a widely reported measure of the performance of REITs, AFFO is also used by some investors to compare our performance with other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs. AFFO should be considered only as a supplement to net income as a measure of our performance.

Annualized Rent:  Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the measurement date (does not include 299,553 square feet with respect to signed leases not yet commenced at December 31, 2014).  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent. Annualized rent does not include lost rent covered by insurance.

Average Occupancy Rates: Calculated by averaging the occupancy rates on the last day of the quarter and of the prior quarter and, for periods longer than a quarter, by averaging the occupancy rates for all the quarters in the period.

Beverly Hills: We include in our Beverly Hills submarket data one property consisting of approximately 216,000 square feet located just outside the Beverly Hills city limits. In calculating our percentage of the submarket, we have eliminated this property from both the numerator and the denominator for consistency with third party data.

Diluted Shares:  Diluted shares are calculated in accordance with GAAP and represent ownership in our company through shares of common stock, units in our Operating Partnership and other convertible equity instruments.

Funds From Operations (FFO):  We calculate FFO before noncontrolling interests in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO is a non-GAAP financial measure which represents net income calculated in accordance with GAAP, excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred loan costs), and after adjustments attributable to consolidated joint ventures and investments in unconsolidated real estate funds.  We provide FFO as a supplemental performance measure because, by excluding gains and losses from property dispositions, and real estate depreciation and amortization, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO is used by some investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs.  FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

GAAP: GAAP refers to accounting principles generally accepted in the United States.

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Definitions

Net Operating Income (NOI):  NOI is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate. We present two forms of NOI:

•
“NOI - GAAP basis” is calculated by excluding the following from our net income : general and administrative expense, depreciation and amortization expense, other income, other expense, income (or loss) including depreciation from unconsolidated real estate funds, interest expense, acquisition related expenses, and net income attributable to noncontrolling interests.

•	“NOI - Cash basis” is calculated by excluding from the GAAP basis NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.

We provide NOI as a supplemental performance measure because, by excluding the adjustments listed above, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by some investors as a basis to compare our operating performance with that of other REITs.   However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs' NOI. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

Occupancy Rate:  Represents percent leased, not including signed leases not yet commenced, as of December 31, 2014.

Properties Owned:  Our "Consolidated Portfolio" includes all of the properties included in our consolidated results, of which we own 100%, except for a 79,000 square foot property owned by a joint venture in which we own a 66.67% interest. Our "Total Portfolio" includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

Recurring Capital Expenditures: Building improvements and leasing costs required to maintain current revenues once a property has been stabilized, including capital expenditures and leasing costs for acquired buildings being stabilized, for newly developed space and for upgrades to improve revenues or operating expenses, and well as those resulting from casualty damage or bringing the property into compliance with governmental requirements.

Rentable Square Feet:  Based on BOMA 1996 remeasurement.  At December 31, 2014, total consists of 13,988,861 leased square feet (including 299,553 square feet with respect to signed leases not commenced), 1,148,295 available square feet, 113,820 building management use square feet and 61,676 square feet of BOMA 1996 adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us in a consistent manner, and reported in our consolidated results, during the entire span of both periods being compared.  Therefore, we excluded from our same property set for this quarter any properties (i) acquired on or after January 1, 2013; (ii) sold, contributed or otherwise removed from our consolidated financial statements before December 31, 2014; or (iii) that underwent a major repositioning project that we believed significantly affected its results at any point during the period commencing on January 1, 2013 and ending on December 31, 2014.

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Definitions

Shares of Common Stock Outstanding:  Represents undiluted common shares outstanding as of December 31, 2014, and therefore excludes units in our Operating Partnership and other convertible equity instruments.

Short Term Leases:  Represents leases that expired on or before the measurement date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

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